UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

Baxalta Incorporated

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-36782	47-1869689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(224) 940-2000

(Registrant’s Telephone Number, Including Area Code)

1200 Lakeside Drive

Bannockburn, Illinois 60015

(Address of principal executive offices, including Zip Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by Baxalta Incorporated (the “Company”) on May 27, 2016 (the “Original Report”) with the U.S. Securities and Exchange Commission to report the final voting results of the Company’s special meeting of its stockholders on May 27, 2016 (the “Special Meeting”). The sole purpose of this amendment is to correctly describe the voting percentages included with regard to Proposal 1, as further indicated below.

Item 5.07 Submission of Matters to a Vote of Security Holders

As noted above in the Explanatory Note, the Company hereby amends the Original Report to correctly describe the voting percentages included with regard to Proposal 1, as follows:

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of January 11, 2016, as it may be amended from time to time (the “Merger Agreement”), by and among Baxalta, Shire plc, a Jersey public company (“Shire”), and BearTracks, Inc., a Delaware corporation and wholly-owned subsidiary of Shire (“Merger Sub”) (the “Merger Agreement Proposal”). The Merger Agreement provides that Merger Sub will merge with and into Baxalta, with Baxalta surviving the merger as a wholly-owned subsidiary of Shire (the “Merger”). The Merger Agreement Proposal was approved by a vote of 76.9% of the shares of Baxalta common stock issued and outstanding and entitled to vote at the Special Meeting, which represents approximately 98.9% of the shares of votes cast at the Special Meeting. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
525,507,919	3,185,825	2,605,047	0

Item 8.01 Other Events

As noted above in the Explanatory Note, the Company hereby amends the press release filed with the Original Report to correctly describe the voting percentages included with regard to Proposal 1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2016

BAXALTA INCORPORATED
(Registrant)

By:	/s/ Stephanie D. Miller
Name:	Stephanie D. Miller
Title:	Senior Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 27, 2016.